FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

ENTEGRA FINANCIAL CORP. ANNOUNCES

SECOND QUARTER 2017 RESULTS

Franklin, North Carolina, July 20, 2017 — Entegra Financial Corp. (the “Company”) (NASDAQ: ENFC), the holding company for Entegra Bank (the “Bank”), today announced earnings and related data for the three and six months ended June 30, 2017.

Highlights

The following tables highlight the most important trends that the Company believes are relevant to understanding the performance of the Company. As further detailed in Appendix A, core results (a non-GAAP measure) reflect adjustments for material items including investment gains, investment impairment, and merger and acquisition expenses.

	For the Three Months Ended June 30,
	(Dollars in thousands, except per share data)
	2017		2016		Change (%)
	GAAP	Core	GAAP	Core	GAAP	Core
Net income	$2,102	$2,344	$858	$1,730	145.0%	35.5%
Net interest income	$10,222	N/A	$8,748	N/A	16.8%	N/A
Net interest margin	3.36%	N/A	3.33%	N/A	0.9%	N/A
Return on average assets	0.61%	0.68%	0.29%	0.59%	110.3%	15.3%
Return on average equity	6.09%	6.79%	2.56%	5.17%	137.9%	31.3%
Efficiency ratio	72.96%	69.81%	85.85%	72.39%	-15.0%	-3.6%
Diluted earnings per share	$0.32	$0.36	$0.13	$0.27	146.2%	33.3%

	For the Six Months Ended June 30,
	(Dollars in thousands, except per share data)
	2017		2016		Change (%)
	GAAP	Core	GAAP	Core	GAAP	Core
Net income	$3,402	$4,385	$2,224	$3,015	53.0%	45.4%
Net interest income	$19,840	N/A	$16,372	N/A	21.2%	N/A
Net interest margin	3.33%	N/A	3.28%	N/A	1.5%	N/A
Return on average assets	0.50%	0.65%	0.40%	0.55%	25.0%	18.2%
Return on average equity	4.99%	6.44%	3.32%	4.51%	50.3%	42.8%
Efficiency ratio	76.46%	70.68%	81.55%	74.69%	-6.2%	-5.4%
Diluted earnings per share	$0.52	$0.67	$0.34	$0.46	52.9%	45.7%

	As of June 30,	As of December 31,
	2017	2016
	(Dollars in thousands, except per share data)
Asset Quality:
Non-performing loans	$6,587	$6,041
Real estate owned	$2,487	$4,226
Non-performing assets	$9,074	$10,267
Non-performing loans to total loans	0.83%	0.81%
Non-performing assets to total assets	0.64%	0.79%
Net charge-offs (6 and 12 months ended)	$11	$430
Allowance for loan losses to non-performing loans	150.81%	154.03%
Allowance for loan losses to total loans	1.25%	1.25%

Other Data:
Book value per share	$21.70	$20.57
Tangible book value per share	$20.21	$20.10
Closing market price per share	$22.75	$20.60

Management Commentary

Roger D. Plemens, President and CEO of the Company reported, “The second quarter represents another successful quarter for the Company as we continue to improve our profitability while decreasing our efficiency ratio. We remain focused on improving our return on equity and assets, and will continue to make decisions that create a high performing bank. We are also pleased with the continued improvement in asset quality as we successfully liquidated several large properties. In June, we announced a definitive agreement to acquire Chattahoochee Bank of Georgia (“Chattahoochee”) which we expect will be more than 15% accretive to 2018 earnings and increase our return on equity above 8%.”

Net Interest Income

Net interest income increased $1.5 million, or 16.8%, to $10.2 million for the three months ended June 30, 2017 compared to $8.7 million for the same period in 2016. Net interest income increased $3.4 million, or 21.2%, to $19.8 million for the six months ended June 30, 2017 compared to $16.4 million for the same period in 2016. The increase in net interest income was primarily due to higher volumes in the loan and investment portfolios as well as a decrease in the interest rate paid on deposits. Net interest margin for the three and six months ended June 30, 2017 improved to 3.36% and 3.33%, respectively, compared to 3.33% and 3.28% for the same periods in 2016.

Provision for Loan Losses

The provision for loan losses was $0.3 million and $0.6 million for the three and six months ended June 30, 2017, compared to no provision for loan losses for the same periods in 2016. The Company continues to experience a minimal level of net charge-offs and modest levels of non-performing loans.

Noninterest Income

Noninterest income decreased $0.2 million, or 8.1%, to $1.9 million for the three months ended June 30, 2017 compared to $2.1 million for the same period in 2016. The slight decline was primarily related to reduced gains on sales of investments and SBA loans partially offset by increases in mortgage banking income, interchange fees, and bank-owned life insurance (BOLI).

Noninterest income decreased $1.0 million, or 24.2%, to $3.0 million for the six months ended June 30, 2017 compared to $4.0 million for the same period in 2016. The decline was primarily related to other than temporary impairment of $0.7 million realized on one investment security as well as decreases in gains from the sale of SBA loans, partially offset by increases in mortgage banking income, interchange fees, and BOLI.

Noninterest Expense

Noninterest expense decreased $0.4 million, or 4.8%, to $8.9 million for the three months ended June 30, 2017 compared to $9.3 million for the same period in 2016. The decrease was primarily related to a decline of $1.4 million in merger-related expenses. The Company incurred $1.8 million of merger-related expenses during the three months ended June 30, 2016 primarily related to the Oldtown Bank acquisition. Noninterest expense increased $0.9 million, or 5.3%, to $17.5 million for the six months ended June 30, 2017 compared to $16.6 million for the same period in 2016. The increase was primarily related to increased compensation and employee benefits and net occupancy expenses as the 2017 period included the full impact of the Oldtown Bank acquisition and the partial impact of the branches acquired from Stearns Bank.

Income Taxes

Income tax expense for the three and six months ended June 30, 2017 was $0.9 million and $1.3 million, respectively, compared to $0.7 million and $1.5 million in the comparable periods in the prior year. The Company’s effective tax rates of 29.0% and 28.2% for the three and six months ended June 30, 2017, respectively, improved from 44.0% and 40.7% from the same respective periods in 2016 primarily as the result of increased tax-exempt income related to municipal bond investments and BOLI income.

Balance Sheet

Total assets increased $116.6 million, or an annualized rate of 18.0%, to $1.41 billion at June 30, 2017 from $1.29 billion at December 31, 2016 as the Company continued to leverage its capital with earning assets.

Loans receivable increased $50.3 million, or an annualized rate of 13.5%, to $794.7 million at June 30, 2017 from $744.4 million at December 31, 2016. Loan growth continues to be primarily concentrated in commercial real estate and commercial and industrial loans.

The Company also increased its investment portfolio by $29.5 million from December 31, 2016 to June 30, 2017 in order to better leverage its capital. The Company utilized excess cash received from the assumption of deposits in the February branch acquisition to fund additional purchases of investments available for sale.

Core deposits increased $109.6 million, or 20.3%, to $650.4 million at June 30, 2017 from $540.8 million at December 31, 2016, including $79.6 million of core deposits assumed in the Stearns Bank branch acquisition. Certificates of deposits increased $74.4 million to $363.6 million at June 30, 2017 from $289.2 million at December 31, 2016, primarily as the result of certificates of deposit assumed from Stearns Bank. Core deposits remained relatively unchanged at 64% of the Company’s deposit portfolio at June 30, 2017 compared to 65% at December 31, 2016.

Total equity increased $7.0 million to $140.1 million at June 30, 2017 compared to $133.1 million at December 31, 2016. This increase was primarily attributable to $3.4 million of net income, $0.5 million of stock-based compensation expense, and a $3.4 million improvement in the market value of investment securities partially offset by $0.3 million of share repurchases. Tangible book value per share increased $0.11 from $20.10 at December 31, 2016 to $20.21 at June 30, 2017 as a result of operating results for the period offset by $1.02 per share dilution from the Stearns Bank branch acquisition.

Asset Quality

Non-performing assets decreased $1.2 million to $9.1 million at June 30, 2017 from $10.3 million at December 31, 2016 primarily as a result of the liquidation of several large real estate owned balances during the period. Net loan charge-offs continue to remain low totaling $11 thousand for the six months ended June 30, 2017, compared to $0.4 million for the year ended December 31, 2016.

Non-GAAP Financial Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables in Appendix A, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. This press release and the accompanying tables discuss financial measures, such as core noninterest expense, core net income, core diluted earnings per share, core return on average assets, core return on average equity, and core efficiency ratio, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

About Entegra Financial Corp. and Entegra Bank

Entegra Financial Corp. is the holding company of Entegra Bank. The Company’s shares began trading on the NASDAQ Global Market on October 1, 2014 under the symbol “ENFC”.

Entegra Bank operates a total of 17 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania, the Upstate South Carolina counties of Anderson, Greenville, and Spartanburg and the northern Georgia county of Jasper. The Bank also operates loan production offices in Asheville, NC and Clemson, SC. For further information, visit the
Bank’s website www.entegrabank.com.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to: the financial success or changing conditions or strategies of the Company’s customers or vendors; fluctuations in interest rates; actions of government regulators; the availability of capital and personnel; or general economic conditions. In addition, in relation to the previously-announced definitive agreement to acquire Chattohoochee, the following factors among others, could cause actual results to differ materially from forward looking statements: ability to obtain regulatory approvals and meet other closing conditions to the acquisition, including approval by Chattahoochee’s shareholders, on the expected terms and schedule; delay in closing the acquisition; difficulties and delays in integrating Company’s and Chattahoochee’s businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the reaction to the transaction of the banks’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Board of Governors of the Federal Reserve and legislative and regulatory actions and reforms. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.

Additional Information About The Proposed Transaction And Where To Find It

This material is not a solicitation of any vote or approval of Chattahoochee’s shareholders and is not a substitute for the proxy statement/prospectus or any other documents which and Chattahoochee may send in connection with the proposed acquisition. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed acquisition of Chattahoochee, the Company will file with the SEC a registration statement on Form S-4 to register the shares of the Company’s common stock to be issued to the shareholders of Chattahoochee. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Chattahoochee seeking their approval of the acquisition and related matters. In addition, the Company may file other relevant documents concerning the proposed acquisition with the SEC.

 INVESTORS AND SHAREHOLDERS OF CHATTAHOOCHEE ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, CHATTAHOOCHEE AND THE PROPOSED TRANSACTION.

 Investors and shareholders may obtain free copies of these documents, when filed, through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained, when available, by directing a request by telephone or mail to Entegra Financial Corp., 14 One Center Court, Franklin, North Carolina 28734, Attention: David Bright (telephone: (828) 524-7000), or Chattahoochee Bank of Georgia, 643 E E Butler Parkway, Gainesville, Georgia 30503, Attention: Investor Relations (telephone: (770) 536-0607), or by accessing the Company’s website at www.entegrabank.com under “Investor Relations.” The information on the Company’s and Chattahoochee’s websites is not, and shall not be deemed to be, a part of this Current Report or incorporated into other filings either company makes with the SEC.

Chattahoochee and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Chattahoochee in connection with the acquisition. Information about the directors and executive officers of Chattahoochee is set forth in the proxy statement for Chattahoochee’s 2017 annual meeting of shareholders. Additional information regarding the interests of these participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus when it becomes available.

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended June 30,
	2017	2016
Interest income	$12,024	$10,257
Interest expense	1,802	1,509

Net interest income	10,222	8,748

Provision for loan losses	325	—

Net interest income after provision for loan losses	9,897	8,748

Servicing income, net	158	75
Mortgage banking	343	220
Gain on sale of SBA loans	4	284
Gain on sale of investments	36	429
Trading securities gains	100	104
Other than temporary impairment on available-for-sale securities	—	—
Service charges on deposit accounts	412	387
Interchange fees	480	382
Bank owned life insurance	214	94
Other	182	124
Total noninterest income	1,929	2,099

Compensation and employee benefits	5,086	4,257
Net occupancy	926	835
Federal deposit insurance	135	184
Professional and advisory	363	293
Data processing	424	400
Marketing and advertising	226	302
Net cost of operation of real estate owned	81	210
Merger-related expenses	408	1,771
Other	1,217	1,061
Total noninterest expense	8,866	9,313

Income before taxes	2,960	1,534

Income tax expense	858	676

Net income	$2,102	$858

Earnings per common share:
Basic	$0.33	$0.13
Diluted	$0.32	$0.13

Weighted average common shares outstanding:
Basic	6,456,572	6,466,665
Diluted	6,549,000	6,482,079

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Six Months Ended June 30,
	2017	2016
Interest income	$23,367	$19,250
Interest expense	3,527	2,878

Net interest income	19,840	16,372

Provision for loan losses	640	—

Net interest income after provision for loan losses	19,200	16,372

Servicing income, net	253	191
Mortgage banking	563	360
Gain on sale of SBA loans	146	618
Gain on sale of investments	43	698
Trading securities gains	307	178
Other than temporary impairment on available-for-sale securities	(700)	—
Service charges on deposit accounts	803	781
Interchange fees	890	724
Bank owned life insurance	395	201
Other	312	223
Total noninterest income	3,012	3,974

Compensation and employee benefits	9,922	8,267
Net occupancy	1,877	1,651
Federal deposit insurance	239	360
Professional and advisory	637	505
Data processing	825	751
Marketing and advertising	474	502
Net cost of operation of real estate owned	215	496
Merger-related expenses	856	1,916
Other	2,428	2,144
Total noninterest expense	17,473	16,592

Income before taxes	4,739	3,754

Income tax expense	1,337	1,530

Net income	$3,402	$2,224

Earnings per common share:
Basic	$0.53	$0.34
Diluted	$0.52	$0.34

Weighted average common shares outstanding:
Basic	6,460,693	6,492,209
Diluted	6,540,524	6,506,485

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)	(Audited)
Assets

Cash and cash equivalents	$80,111	$43,294
Investments - trading	5,636	5,211
Investments - available for sale	427,831	398,291
Other investments	12,208	15,261
Loans held for sale	3,668	4,584
Loans receivable	794,687	744,361
Allowance for loan losses	(9,934)	(9,305)
Real estate owned	2,487	4,226
Fixed assets, net	21,022	20,209
Bank owned life insurance	31,742	31,347
Net deferred tax asset	15,851	18,985
Goodwill	7,144	2,065
Core deposit intangibles, net	2,470	979
Other assets	14,553	13,369

Total assets	$1,409,476	$1,292,877

Liabilities and Shareholders' Equity

Liabilities
Deposits	$1,013,998	$830,013
Federal Home Loan Bank advances	223,500	298,500
Junior subordinated notes	14,433	14,433
Post employment benefits	10,163	10,211
Other liabilities	7,249	6,652
Total liabilities	$1,269,343	$1,159,809

Total shareholders' equity	140,133	133,068

Total liabilities and shareholders' equity	$1,409,476	$1,292,877

APPENDIX A – RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30.
	2017	2016	2017	2016
	(Dollars in thousands)		(Dollars in thousands)

Core Noninterest Expense
Noninterest expense (GAAP)	$8,866	$9,313	$17,473	$16,592
Merger-related expenses	(408)	(1,771)	(856)	(1,916)
Core noninterest expense (Non-GAAP)	$8,458	$7,542	$16,617	$14,676

Core Net Income
Net income (GAAP)	$2,102	$858	$3,402	$2,224
Gain on sale of investments	(23)	(279)	(28)	(454)
Other than temporary impairment of investment securities available for sale	—	—	455	—
Merger-related expenses	265	1,151	556	1,245
Core net income (Non-GAAP)	$2,344	$1,730	$4,385	$3,015

Core Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.32	$0.13	$0.52	$0.34
Gain on sale of investments	—	(0.04)	—	(0.07)
Other than temporary impairment of investment securities available for sale	—	—	0.06	—
Merger-related expenses	0.04	0.18	0.09	0.19
Core diluted earnings per share (Non-GAAP)	$0.36	$0.27	$0.67	$0.46

Core Return on Average Assets
Return on Average Assets (GAAP)	0.61%	0.29%	0.50%	0.40%
Gain on sale of investments	-0.01%	-0.09%	—	-0.08%
Other than temporary impairment of investment securities available for sale	—	—	0.07%	—
Merger-related expenses	0.08%	0.39%	0.08%	0.23%
Core Return on Average Assets (Non-GAAP)	0.68%	0.59%	0.65%	0.55%

Core Return on Average Equity
Return on Average Equity (GAAP)	6.09%	2.56%	4.99%	3.32%
Gain on sale of investments	-0.07%	-0.82%	-0.04%	-0.67%
Other than temporary impairment of investment securities available for sale	—	—	0.67%	—
Merger-related expenses	0.77%	3.43%	0.82%	1.86%
Core Return on Average Equity (Non-GAAP)	6.79%	5.17%	6.44%	4.51%

Core Efficiency Ratio
Efficiency ratio (GAAP)	72.96%	85.85%	76.46%	81.55%
Gain on sale of investments	0.30%	2.87%	0.19%	2.56%
Other than temporary impairment of investment securities available for sale	—	—	-2.97%	—
Merger-related expenses	-3.45%	-16.33%	-3.00%	-9.42%
Core Efficiency Ratio (Non-GAAP)	69.81%	72.39%	70.68%	74.69%

	As Of
	June 30, 2017	December 31, 2016
	(Dollars in thousands, except share data)
Tangible Book Value Per Share
Book Value (GAAP)	$140,133	$133,068
Goodwill and intangibles	(9,614)	(3,044)
Book Value (Tangible)	$130,519	$130,024
Outstanding shares	6,458,679	6,467,550
Tangible Book Value Per Share	$20.21	$20.10

APPENDIX B – TAX EQUIVALENT NET INTEREST MARGIN ANALYSIS (UNAUDITED)

	For the Three Months Ended June 30,
	2017			2016
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans, including loans held for sale	$765,764	$9,035	4.73%	$703,576	$8,255	4.71%
Loans, tax exempt (1)	16,183	151	3.73%	15,753	151	3.84%
Investments - taxable	313,653	1,822	2.32%	263,968	1,422	2.16%
Investment tax exempt (1)	118,437	1,227	4.15%	48,722	471	3.88%
Interest earning deposits	52,993	127	0.96%	38,086	54	0.57%
Other investments, at cost	11,808	144	4.89%	9,566	122	5.12%

Total interest-earning assets	1,278,838	12,506	3.92%	1,079,671	10,475	3.89%

Noninterest-earning assets	103,141			87,193

Total assets	$1,381,979			$1,166,864

Interest-bearing liabilities:
Savings accounts	$48,280	$13	0.11%	$37,757	$16	0.17%
Time deposits	360,885	783	0.87%	313,204	769	0.98%
Money market accounts	257,457	236	0.37%	237,424	180	0.30%
Interest bearing transaction accounts	167,487	53	0.13%	114,069	67	0.24%
Total interest bearing deposits	834,109	1,085	0.52%	702,454	1,032	0.59%

FHLB advances	223,500	542	0.97%	173,885	319	0.74%
Junior subordinated debentures	14,433	141	3.92%	14,433	128	3.56%
Other borrowings	3,044	34	4.48%	2,569	30	4.68%

Total interest-bearing liabilities	1,075,086	1,802	0.67%	893,341	1,509	0.68%

Noninterest-bearing deposits	154,898			121,001

Other non interest bearing liabilities	13,999			18,725

Total liabilities	1,243,983			1,033,067
Total equity	137,996			133,797

Total liabilities and equity	$1,381,979			$1,166,864

Tax-equivalent net interest income		$10,704			$8,966

Net interest-earning assets (2)	$203,752			$186,330

Average interest-earning assets to interest-bearing liabilities	1.19%			1.21%

Tax-equivalent net interest rate spread (3)			3.25%			3.21%
Tax-equivalent net interest margin (4)			3.36%			3.33%

(1) Tax exempt loans and investments are calculated giving effect to a 35% federal tax rate.

(2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3) Tax-equivalent net interest rate spread represents the difference between the tax equivalent yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4) Tax-equivalent net interest margin represents tax equivalent net interest income divided by average total interest-earning assets.

	For the Six Months Ended June 30,
	2017			2016
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans, including loans held for sale	$754,521	$17,511	4.68%	$668,318	$15,461	4.64%
Loans, tax exempt (1)	15,549	288	3.73%	11,147	220	3.96%
Investments - taxable	305,029	3,581	2.35%	263,925	2,880	2.19%
Investment tax exempt (1)	114,954	2,352	4.09%	31,586	691	4.39%
Interest earning deposits	55,427	243	0.88%	35,977	90	0.50%
Other investments, at cost	12,831	316	4.97%	9,058	227	5.03%

Total interest-earning assets	1,258,311	24,291	3.89%	1,020,011	19,569	3.85%

Noninterest-earning assets	100,113			85,553

Total assets	$1,358,424			$1,105,564

Interest-bearing liabilities:
Savings accounts	$45,661	$25	0.11%	$36,688	$26	0.14%
Time deposits	344,834	1,540	0.90%	292,979	1,523	1.04%
Money market accounts	252,069	455	0.36%	213,379	331	0.31%
Interest bearing transaction accounts	151,464	93	0.12%	108,387	94	0.17%
Total interest bearing deposits	794,028	2,113	0.54%	651,433	1,974	0.61%

FHLB advances	249,052	1,072	0.87%	165,066	594	0.72%
Junior subordinated debentures	14,433	278	3.88%	14,433	254	3.53%
Other borrowings	2,917	64	4.42%	2,394	56	4.69%

Total interest-bearing liabilities	1,060,430	3,527	0.67%	833,326	2,878	0.69%

Noninterest-bearing deposits	147,770			121,001

Other non interest bearing liabilities	13,968			17,440

Total liabilities	1,222,168			971,767
Total equity	136,256			133,797

Total liabilities and equity	$1,358,424			$1,105,564

Tax-equivalent net interest income		$20,764			$16,691

Net interest-earning assets (2)	$197,881			$186,685

Average interest-earning assets to interest-bearing liabilities	118.66%			122.40%

Tax-equivalent net interest rate spread (3)			3.22%			3.15%
Tax-equivalent net interest margin (4)			3.33%			3.28%

(1) Tax exempt loans and investments are calculated giving effect to a 35% federal tax rate.

(2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3) Tax-equivalent net interest rate spread represents the difference between the tax equivalent yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4) Tax-equivalent net interest margin represents tax equivalent net interest income divided by average total interest-earning assets.